Exhibit 10.19

Amended and Restated

EQUITY INTEREST PURCHASE AGREEMENT

Party A:  Heat PHE, Inc., a corporation organized under the laws of the state of Nevada with its registered address at 1802 North Carson Street, Suite 212, Carson City NV 89701.

Party B:  Hongjun Zhang, on behalf of all Buyers identified in the Buyers’ Response to RFP submitted to SmartHeat on September 10, 2013 (the “Buyers”).

This Amended and Restated Equity Interest Purchase Agreement (the “Restated EIPA”) is executed on November 28, 2014 by and among Party A and Buyers and restates in its entirety that certain Equity Interest Purchase Agreement by and between the Parties hereto dated October 10, 2013 (the “EIPA”). In this Restated EIPA, each of Party A and Party B shall be referred to as a “Party,” and collectively, the “Parties.”

WHEREAS,

(1) Party A is a corporation duly organized and validly existing under the laws of the state of Nevada and owns 60% of the equity interests of the following subsidiaries:

a. SmartHeat Taiyu (Shenyang) Energy, incorporated in the People’s Republic of China (“Taiyu”);

b. SmartHeat Siping Beifang Energy Technology Co., Ltd., incorporated in the People’s Republic of China (“Siping”);

c. SmartHeat (Shenyang Energy Equipment) Co. Ltd., incorporated in the People’s Republic of China (“Shenyang”); and

(2) Party A owns 30.6% of the equity interests of Hohot Ruicheng Technology Co., Ltd. (“Ruicheng”); and

(3) Party A owns 27.6% of the equity interests of Urumchi XinRui Technology Limited Liability Company, incorporated in the People’s Republic of China (“XinRui”).

(4) Taiyu, Siping, Shenyang, Ruicheng and XinRui are collectively referred to as the “Target Companies”

(5) Buyers are a group of individual citizens of the People’s Republic of China.

(6) SmartHeat, Inc. is a corporation organized under the laws of the state of Nevada, with its registered address at 1802 North Carson Street, Suite 212, Carson City NV 89701 (“SmartHeat”), and owns 100% of the stock of Party A, subject to liens incurred by SmartHeat pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc., dated July 27, 2012, as amended;

(7) Northtech Holdings, Inc., has delivered a written consent permitting Party A to enter into the Equity Interest Overhang Agreement dated October 10, 2013, waiving the lien Northtech Holdings Inc. owns on the Target Companies and permitting the consummation of the transactions contemplated hereby; and

(8) Party A sold to Buyers 40% of its equity interests in the Target Companies on December 30, 2013 pursuant to the terms of the EIPA, and Party A now desires to sell, and Party B now desires to purchase, all of Party A’s remaining equity interests in the Target Companies on the terms and conditions set forth in this Restated EIPA.

NOW THEREFORE, in consideration of the representations, warranties, and agreements contained in this Restated EIPA, the Parties hereto agree as follows:

1.           Equity Interest Purchase and Consideration

1.1.   Buyers hereby agrees to purchase, and Party A hereby agrees to sell and transfer to Buyers, 100% of its remaining equity interests in each (but not fewer than all) of the Target Companies to Party B effective as of December 31, 2014 (the “Closing Date”) for RMB 8,500,000 plus forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014, subject to the termination provisions set forth in paragraph 6 below.

1.2. The Parties agree that such sale and purchase shall be conditioned upon:

(i) Approval by a majority of SmartHeat’s shareholders, and

(ii) Receipt by the Board of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view.

1.3.   If the conditions specified in  Section 1.2 have not been satisfied prior to the Closing Date, the Parties agree that the proceeds provided for in Section 1.3 shall be deposited in escrow and released from escrow when (and only if and when) the conditions specified in Section 1.2 have been satisfied; provided, however, that if such conditions are not satisfied o or prior to March 31, 2015, then unless and until such conditions are satisfied either party shall have the right thereafter to terminate this Amended EIPA pursuant to the provisions of Section 6 and all funds and documents held in escrow with be returned to the depositing party.

1.4    The Parties shall execute and deliver to each other a mutual release when the funds and documents contemplated by this Section 1 have been delivered and the conditions specified in Section 1.2 have been satisfied and Party B shall take all action necessary to cause all Target Companies to forgive all net indebtedness owing to Target Companies from SmartHeat and all other subsidiaries of SmartHeat.

2.           Change of Registration

2.1.   The Parties hereby agree that Party A shall direct the Target Companies to file the applicable registration change in the State Administration for Industry and Commerce in the People’s Republic of China as equity interests in the Target Companies are sold and transferred by Party A and purchased and assumed by Buyers to carry out the intent of the EIPA and this Restated EIPA.

2.2.   The cost related to the registration change with the People’s Republic of China shall be undertaken by the Target Companies. The taxes incurred from the transfer of the equity interests, if any, shall be undertaken by each tax obligor, respectively.

3.           Representations and Warranties

3.1.   Party A represents and warrants to the following:

3.1.1 Party A is selling the equity interests in the Target Companies “as is” and makes no other representations, warranties or covenants, except as expressly provided in this Agreement.

3.1.2  Party A has good and marketable title to the equity interests of the Target Companies owned by Party A, free and clear of all encumbrances, subject to liens incurred by SmartHeat pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc., dated July 27, 2012, as amended, and subject to any transfer requirements in the People’s Republic of China.

3.1.3  Party A is duly organized and validly existing under the laws of the State of Nevada, and the Target Companies are registered under the proper governmental authorities as required under the laws of the People’s Republic of China.

3.1.4 Party A has the full right, power and authority to enter into this Restated EIPA and to perform all of its obligations hereunder.

3.1.5 The execution and performance of this Restated EIPA shall not breach any other signed material contract or Restated EIPA to which Party A is a party.

3.1.6 The representative who has executed the EIPA and this Restated EIPA on behalf of Party A has been duly authorized to execute this Restated Agreement.

3.2 Party B represents and warrants to the following:

3.2.1  Party B is a group of individual citizens of the People’s Republic of China.

3.2.2 Party B has the full right, power and authority to enter into this Restated EIPA and to perform all of its obligations hereunder.

3.2.3 The execution of this Restated EIPA shall not breach any other written material contract or to which Party B is, or any of the Buyers are, a party.

3.2.4 The representative of Party B who has executed this Restated EIPA has been duly authorized to execute the EIPA and this Restated EIPA.

3.2.5  Party B has been given full opportunity to review all documents requested by Party B to evaluate this transaction and acknowledges that it has been given sufficient information to make its investment decision in the Target Companies. Party B acknowledges that the sale of the Target Companies is “as is.”

4.           Closing

4.1 The Closings hereunder shall take place electronically, or at such other place or by such other means as agreed by the Parties.

4.2  At the Closing on the Closing Date, Party A shall deliver to Party B evidence of the transfer of the specified equity interest in the Target Companies and Party B shall deliver to SmattHeat’s China subsidiary, SmartHeat Heat Exchange Equipment Co. Ltd., the consideration by wire transfer of immediately available funds.

4.2 Party A shall deliver to Party B evidence of the satisfaction of the conditions specified in Section 1.2 and the Parties shall exchange the Mutual Release.

5.           Notices and Delivery

5.1  The Parties acknowledge that any notice and other correspondence concerning this Agreement (“Notice”) shall be made in writing and shall be (a) personally delivered, or (b) sent by overnight courier and transmitted electronically, in each case addressed or emailed to the Party to whom notice is being given at its address set forth in the Preamble to this Agreement, or as to each Party, at such other address or e-mail as may hereafter be designated by such Party in a written notice to the other Party complying as to the delivery with the terms of this paragraph 5.1.

5.2  All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, or (b) the date sent if sent by overnight courier and e-mail.

6.           Amendment, Termination and Transfer of this Restated Agreement

6.1 Any amendment or modification to this Restated EIPA is required to be approved and negotiated by all Parties and shall only be effective by way of a written agreement executed by the Parties.

6.2 This Restated EIPA may be terminated by either Party A or Party B:

6.2.1 At any time prior to the Closing Date, by mutual agreement between Party A and Party B;

6.2.2  By a non-breaching Party, in the event a Party breaches this Restated EIPA, and such breach shall not be corrected within thirty days of written notice of the breach sent by the non-breaching Party.

6.2.3  If the SmartHeat shareholders fail to approve by majority vote the sale of Party A’s remaining legally owned equity interests in the Target Companies in accordance with paragraph 1.3 prior to March 31, 2015.

6.2.4 If the transactions contemplated by this Restated EIPA cannot be consummated as consequence of a force majeure event.

6.3  Any Party seeking to terminate this Restated EIPA shall provide written notice of the termination to the other Party, which termination shall become effective upon receipt of the other Party of the written notice.

6.4 The Parties agree not to transfer any or all of their obligations under this Restated EIPA without the written agreement of the non-transferring Party.

7.           Dispute Resolution

7.1 This Restaed EIPA shall be governed by and construed under the internal laws of the People’s Republic of China.

7.2 This Restated EIPA shall be governed by procedures other than litigation for settling all claims and disputes under the method set forth below:

7.2.1  The Parties agree to attempt in good faith to settle any dispute arising under or relating to this Restated EIPA by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC’s Commercial Mediation Rules. The place of mediation shall be in Hong Kong and three mediators shall be appointed, one by Party A, one by Party B, and one who shall be selected by the Parties mutual agreement.

7.2.2  If the mediation is abandoned by the mediator or is otherwise concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with its then-current International Arbitration Rules.

8.           Miscellaneous

8.1  Taxes and expenses incurred by the transactions contemplated by this Restated EIPA shall be borne by the Parties in accordance with their respective obligations, unless otherwise provided. The tax related to the change of registration shall be borne by the Target Companies.

8.2  This Restated EIPA shall not be modified or altered except in a writing executed by both of the Parties. For matters outside of this Restated EIPA, the Parties shall sign a supplemental agreement. The supplemental agreement, together with this Restated EIPA, shall constitute the entire agreement and have the same legal effect.

8.3  This Restated EIPA shall be effective immediately upon the execution by the Parties. This Restated EIPA may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

8.4  Any provision of this Restated EIPA which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.5 Section headings in this Restated EIPA are included for convenience of reference only and shall not constitute a part of this Restated EIPA for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Restated EIPA   to be executed by their respective officers thereunto duly authorized as of the date first above written.

[Signature Page Follows]

PARTY A:

HEAT PHE INC.

/s/ Oliver Bialowons

Name: Oliver Bialowons

Title: President

PARTY B:

/s/ Hongjun Zhang

Name: Hongjun Zhang, on behalf of all Buyers